UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 6, 2001

SPS TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

         PENNSYLVANIA            1-4416            23-1116110
(State or other jurisdiction (Commission file   (IRS employer of
         incorporation)            number)        identification no.)

                                     Two Pitcairn Place, Suite 200
                                        165 Township Line Road
                                       JENKINTOWN, PENNSYLVANIA                 19046
                                (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code:  (215) 517-2000

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                      SPS TECHNOLOGIES, INC. AND SUBSIDIARIES

Item 5.  Other Events

         On June 6, 2001, SPS Technologies, Inc. (the "registrant")
         issued the press release filed as Exhibit 99.1 hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

_____________________________________________________________________________________________________________________________________________
Exhibits

     99.1   Press Release, dated June 6, 2001.

_________________________________________________________________________________________________________________________________________________

SPS TECHNOLOGIES, INC. AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                        SPS TECHNOLOGIES, INC.
                                                                        (Registrant)

                                                                        /s/William M. Shockley
                                                                        William M. Shockley
                                                                        Vice President and
                                                                        Chief Financial Officer

Date:  June 11, 2001

Mr. Shockley is signing on behalf of the registrant and as the Chief Financial Officer of the registrant.

_________________________________________________________________________________________________________________________________________________

SPS TECHNOLOGIES, INC. AND SUBSIDIARIES

EXHIBITS

99.1 Press Release, dated June 6, 2001

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EXHIBIT 99.1

SPS TECHNOLOGIES ANNOUNCES RESTRUCTURING PLAN

      Jenkintown, PA - June 6, 2001 - SPS Technologies, Inc. (NYSE-ST) announced plans to restructure and consolidate certain under-performing operations which, when completed, are expected to increase annual operating profit by $8.8 million and reduce sales revenue by one percent. The elements of this plan include the closure of three manufacturing plants, relocation of certain product lines to existing facilities, outsourcing the manufacture of certain product lines to third parties, discontinuing production of certain product lines and further integrating and consolidating the operations of certain acquired companies.

      As a result of these actions, the Company will record a pretax charge in the second quarter of approximately $10.6 million ($7.0 million after tax or $0.53 per share) related to headcount reductions, costs to exit the facilities to be closed and writedowns of inventory and other assets associated with the affected product lines. In addition, the Company will incur losses during the second quarter and during the wind-down period at the facilities that will be closed and will incur start-up and training costs at those plants where product lines have been transferred. These losses and expenses will be recognized as incurred and will be approximately $3.9 million ($2.5 million after tax or $0.19 per share). The Company expects that these actions will be substantially completed by the end of the year. Once completed, this plan is expected to reduce employment by 337 people and reduce annual wages, salaries and fringe benefits by $13.1 million.

      The Company anticipates earnings for the second quarter ended June 30, 2001 to be in line with the current First Call consensus earnings per share estimate of $0.98 prior to recording losses of the plants to be closed of approximately $0.05 per share and the non-recurring charge of $0.53 per share. Accordingly, reported earnings for the second quarter, after giving effect to the restructuring plan, are expected to be approximately $0.40 per share. Actual results for the quarter will be reported in July.

      In the Precision Fasteners and Components segment, the Company's facility in Las Vegas, Nevada will be closed. Certain production will be relocated to existing facilities in Montreal, Canada; Salt Lake City, Utah; and Nashville, Tennessee and other production will be discontinued. The Company's facility in Smethwick, England, which manufactures pushrods for gasoline and diesel engines, will be closed and this product line will be relocated to the Company's facility in Shannon, Ireland. The Company's automotive fastener plants in Waterford, Michigan and Cleveland, Ohio will be further integrated and consolidated. The Waterford plant, previously called Terry Machine, was acquired in 1998. The Company's precision tool business, which has grown through acquisitions, also will further integrate product lines and streamline management.

      In the Specialty Materials and Alloys segment, certain high pressure ceramic core product lines will be phased out in order to provide additional manufacturing space, kiln capacity and management and technical resources to support the Company's fast growing low pressure ceramic core business, which manufactures sophisticated cores for industrial gas turbines.

      In the Magnetic Products segment, the Company's hard ferrite manufacturing facility in Sevierville, Tennessee will be closed and production of hard ferrite magnets will be transferred to an Asian third party supplier under an exclusive manufacturing and distribution agreement.

      A conference call to further discuss this announcement is scheduled for Thursday, June 7, 2001 at 9:00 a.m. Eastern Daylight Time. The conference call is open to the public and can be accessed via dial-in. Access numbers are as follows: 1-800-644-4953 for U.S. callers or 1-610-312-0163 for international callers. No pass code is required to access the live call. A replay of the call will be available by 12:00 noon on June 7, 2001 and will be accessible 24 hours a day until June 14, 2001 by calling the following access numbers: 1-800-938-2280 for U.S. callers or 1-402-220-1070 for international callers. The pass code required to access the replay of the call is 950537. In addition, a replay of the call can be accessed on the Company's website (www.spstech.com) for the next 30 days.

      This news release contains statements which constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect SPS Technologies' current views about future events and financial performance. Investors should not rely on forward-looking statements because they are subject to a variety of assumptions, risks and uncertainties that could cause actual results, performance or achievements of SPS Technologies to differ materially from the Company's expectations. "Forward-looking statements" contained in this news release include statements regarding: the Company's pretax charge in the second quarter of approximately $10.6 million ($7.0 million after tax or $0.53 per share); the current First Call consensus earnings per share estimate for the second quarter of $0.98 per share; the estimate of losses of the plants to be closed of approximately $0.05 per share; the non-recurring charge of $0.53 per share; the expected reported earnings for the second quarter after giving effect to the restructuring plan of approximately $0.40 per share; the Company's successful execution of its consolidation actions by the end of 2001; improvements in the Company's operating profit by $8.8 million, reductions in employment of 337 people, reductions in wages, salaries and fringe benefits of $13.1 million, and reductions in the Company's annual sales revenue of $11.7 million, or one percent, associated with the restructuring actions; growth in the Industrial Gas Turbine market; facilities to be closed and product lines to be discontinued, relocated and transferred; and the losses and expenses that will be recognized as incurred during the second quarter and during the wind-down period of approximately $3.9 million ($2.5 million after tax or $0.19 per share). Actual future results may differ materially depending on a variety of factors, such as: the successful execution of the Company's restructuring plan and closure of three manufacturing plants, the successful relocation, outsourcing and discontinuation of product manufacture, customer acceptance of changes in source of manufacture, variation in customer demand, changes in customer order patterns, timing of receipt of customer orders and manufacturing lead times; increased competition; and other competitive and general economic conditions. The Company expressly does not undertake any duty to update forward-looking statements and does not undertake any obligation to publicly release any forward-looking information to reflect anticipated or unanticipated events or circumstances after the date of this news release. Additional information regarding these risk factors and uncertainties is detailed in the Company's Securities and Exchange Commission filings.

PR 01-08 MBZ